UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 18, 2013

Champion Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

West Virginia

(State or Other Jurisdiction of Incorporation)

000-21084                                                      55-0717455

             (Commission File No.)                      (IRS Employer Identification No.)

2450 First Avenue
P. O. Box 2968
Huntington, West Virginia                                                                                                                            25728

(Address of Principal Executive Offices)                                                                                                   (Zip Code)

(304) 528-2700

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
0	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
0	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
0	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
0	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 18, 2013 Champion Industries, Inc. (“Champion”) and its wholly owned subsidiary Champion Publishing, Inc.  (“Seller") entered into a Letter of Intent to sell substantially all of the assets of its operating division doing business as The Herald-Dispatch, composing the newspaper segment, to Douglas Reynolds the son of Chairman and CEO Marshall T. Reynolds. The letter is fully assignable and the Champion board of directors was notified that Mr. Douglas Reynolds may form an investment group, but Mr. Douglas Reynolds was fully prepared to close the transaction without investor participation. Champion’s investment advisor had conducted a nationwide marketing process for the sale of the Herald-Dispatch, which resulted in one other current offer. Champion’s board of directors, in consultation with its independent advisors, determined that Mr. Douglas Reynolds’ offer was the better offer both in terms of price and conditions.

The key provisions of the Letter of Intent are as follows:

●	Cash consideration $10.0 million, no working capital adjustments or indemnity reserves and assumption of all trade payables of the Herald-Dispatch.
●	Subject to execution of an asset purchase agreement with customary representations, warrants and conditions.
●	Closing on or before July 15, 2013.
●	$2.0 million deposit funded in escrow.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION INDUSTRIES, INC. (Registrant)
Date: June 21, 2013
/s/ Todd R. Fry Todd R. Fry, Senior Vice President and Chief Financial Officer

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